EXHIBIT 21

                           Subsidiaries of the Company


1.   Arrow International Export Corporation, a U.S. Virgin Islands corporation.

2.   Arrow International Investment Corp., a Delaware corporation.

3. Arrow Medical Products, Ltd., a Pennsylvania corporation, qualified to do business in Canada.

4. Arrow-Japan K.K. (Arrow-Japan, Ltd., English translation), a company organized under the laws of Japan.

5. Arrow Deutschland Gmbh, a limited liability corporation organized under the laws of Germany.

6.   Arrow France S.A., a corporation organized under the laws of France.

7. Arrow Africa (Pty) Ltd., a corporation organized under the laws of South Africa.

8. AMH (Arrow Medical Holdings) B.V., a corporation organized under the laws of the Netherlands.

9. Arrow Nederland B.V., a corporation organized under the laws of the Netherlands.

10.  Arrow Iberia, S.A., a corporation organized under the laws of Spain.

11. Arrow Hellas Commercial A.E., a corporation organized under the laws of Greece.

12. Arrow Internacional de Mexico S.A. de C.V., a corporation organized under the laws of Mexico.

13. Distribuidora Arrow, S.A. de C.V., a corporation organized under the laws of Mexico.

14. Arrow Internacional de Chihuahua, S.A. de C.V., a corporation organized under the laws of Mexico.

15. Arrow International CR, A.S., a corporation organized under the laws of the Czech Republic.

16.  Arrow Interventional, Inc., a Delaware corporation.

17.  Arrow Slovensko s.r.o., a corporation organized under the laws of Slovakia

18.  Medical Parameters, Inc., a Massachusetts corporation

19.  Sometec, S.A.S., a corporation organized under the laws of France.

20.  Sometec, Inc., a Massachusetts corporation.

21.  Sometec Holdings, S.A.S., a corporation organized under the laws of France.

22.  Arrow Med Tech LLC

23.  Arrow Italy S.r.l, a corporation organized under the laws of Italy.

24.  The Stepic Medical Distribution Corporation, a Delaware corporation.

25. Arrow International EDC NV, a corporation organized under the laws of Belgium.


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